SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): February 29, 2016 root9B Technologies, Inc.
(Exact name of Company as specified in Charter)

Delaware	000-50502	20-0443575
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(IRS Employee Identification No.)

4521 Sharon Road, Suite 300
Charlotte, North Carolina  28211
(Address of Principal Executive Offices)

(704) 521-8077
(Issuer Telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Company under any of the following provisions (see General Instruction A.2 below).

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13(e)-4(c))

Item 1.01    Entry into a Material Definitive Agreement.

On February 29, 2016, root9B Technologies, Inc., a Delaware corporation (the “Company”) entered into a letter agreement (the “Second Amendment”), pursuant to which the Company and certain Purchasers (as defined therein) agreed to amend that certain securities purchase agreement by and between the Company and each Purchaser, as amended by that certain letter agreement (the “First Amendment”) dated January 29, 2016 (as amended, the “Agreement”). The Second Amendment extends the date by which the last closing under the Agreement must occur from February 29, 2016 until March 7, 2016. A copy of the form of the Agreement and a form of warrant were included with the Company’s Current Reports on Form 8-K filed with the Securities and Exchange Commission (the “Commission”) on November 12, 2015 and December 30, 2015. A copy of the First Amendment was included with the Company’s Current Report on Form 8-K filed with the Commission on February 1, 2016. Except as modified by the Second Amendment, all other terms of the Agreement remain unchanged and in full force and effect.

The foregoing description of the principal terms of the Second Amendment does not purport to be complete and is qualified in its entirety by reference to the Second Amendment, a copy of which is filed as an exhibit to this Current Report on Form 8-K. This Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of an offer to buy securities.

Item 9.01   Financial Statements and Exhibits.

(d)   Exhibits

Exhibit No.	Description

10.1	Letter Agreement dated February 29, 2016 by and between root9B Technologies, Inc. and certain Purchasers.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

ROOT9B TECHNOLOGIES, INC.

Dated: March 1, 2016	By:	/s/ Joseph J. Grano
Name: Joseph J. Grano
Title: Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Letter Agreement dated February 29, 2016 by and between root9B Technologies, Inc. and certain Purchasers.